Exhibit 10.11
                              AMENDMENT AND CONSENT

     This Amendment and Consent ("Amendment") dated April 27, 2005, is made to the certain Investor Registration Rights Agreement (the "Registration Rights Agreement") dated as of December 20, 2004, by and between StrikeForce Technologies, Inc., a corporation incorporated under the laws of the State of New Jersey (the "Company"), and Cornell Capital Partners, L.P. (the "Investor") entered into in connection with the Securities Purchase Agreement (the "Purchase Agreement") dated as of December 20, 2004, between the Investor and the Company, and the Amended and Restated Secured Convertible Debenture issued there under and dated the date hereof (the "Debenture").

     WHEREAS, the Company withdrew the Initial Registration Statement filed on January 18, 2005 registering shares of Common Stock issuable upon conversion of the Debentures and issuable pursuant to the Standby Equity Distribution Agreement dated as of December 20, 2004, and refiled the Initial Registration Statement with the SEC on February 11, 2005 to register the shares issuable under the Debenture;

     WHEREAS, the Company withdrew the Initial Registration Statement filed on February 11, 2005 to prepare and file a new Registration Statement to include approximately 6,660,000 additional shares of the Company's Common Stock to be issued in connection with the Highgate Issuance (as defined below) (the "Amended Registration Statement"); and

     WHEREAS, the parties desire to extend the Company's deadlines for the effectiveness of the Amended Registration Statement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. REGISTRATION. Section 2(a) of the Registration Rights Agreement shall be amended and restated as follows:

          (a) Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than thirty (30) days from the date hereof (the "Scheduled Filing Deadline"), a registration statement with the SEC on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the "Amended Registration Statement") for the resale of the Registrable Securities by the Investors, which includes at least 6,660,000 shares of Common Stock to be issued upon conversion of the Convertible Debentures. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments to the Initial Registration Statement to the Company within twenty four (24) hours of the receipt thereof from the Company.

     2. Section 2(b) of the Registration Rights Agreement shall be amended and restated as follows:

          (b) Effectiveness of the Amended Registration Statement. The Company shall use its best efforts (i) to have the Amended Registration Statement declared effective by the SEC no later than one hundred twenty (120) days after the filing thereof (the "Scheduled Effective Deadline") and (ii) to insure that the Amended Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Amended Registration Statement is not declared effective by the SEC within one hundred twenty (120) days after the filing thereof.


     3. CONSENT. Notwithstanding Sections 4(k) and 4(p) of the Purchase Agreement and Section 5.02 of the Debenture, the Investor hereby consents to the issuance of convertible debentures in the aggregate principal amount of $750,000, convertible into Common Stock of the Company and 150,000 shares of the Common Stock of the Company to Highgate House Funds, Ltd, in accordance with the terms of the term sheet attached hereto as Exhibit A ("Highgate Issuance") and to register approximately 6,660,000 additional shares of the Company's Common Stock on the Registration Statement, including approximately 6,510,000 shares of Common Stock underlying a certain convertible debenture in the principal amount of $750,000 and 150,000 shares of Common Stock. The parties agree that the Investor's consent is a one time consent specific to the Highgate Issuance and the related registration of such shares of Common Stock in connection with the Highgate Issuance only and the Investor retains the right to enforce Sections 4(k) and 4(p) of the Purchase Agreement and Section 5.02 of the Debenture with respect to any future issuances.

     4. Effect on Purchase Agreement and the Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement, the Debenture and the transaction documents with respect thereto shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein, including Sections 4(k) and 4(p) of the Purchase Agreement and
Section 5.02 of the Debenture.

     5. Effect on the Registration Rights Agreement. Except as expressly set forth above, all of the terms and conditions of the Registration Rights Agreement, shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein.

     6. Definitions. Capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, the Registration Rights Agreement and the Debenture.








                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Executed as of April 27, 2005 by the undersigned duly authorized representatives of the Company and Investor:


STRIKEFORCE TECHNOLOGIES, INC.                   CORNELL CAPITAL PARTNERS, L.P.

                                                 By: Yorkville Advisors, LLC
By:    /s/ Mark L. Kay                           Its:  General Partner
-----------------------
Name:  Mark L. Kay
Title: Chief Executive Officer
                                                 By:  /s/ Mark A. Angelo
                                                      -------------------
                                                 Name: Mark A. Angelo
                                                 Title:  Portfolio Manager

                                   EXHIBIT "A"




                             CONFIDENTIAL TERM SHEET


                              CONVERTIBLE DEBENTURE

Issuer:                 StrikeForce Technologies, Inc.


Investor:               Highgate House Funds, Ltd.


Securities:             Seven Hundred Fifty  Thousand  Dollars  ($750,000)  (the
                        "Gross Proceeds") of securities in the form of a promissory note convertible (the "Convertible"), into shares of the Issuer's common stock ("Common Stock").

Term:                   Two (2) years from the date of closing ("Maturity').

Common Stock:           Issuer  shall issue to the  Investor  150,000  shares of
                        Common Stock. These shares of Common Stock shall be included on the registration statement to be filed by the Issuer as described below.

Conversion:             The Investor  may at its sole option  convert any or all
                        of the face amount of the Convertible plus a premium on that amount accruing at a rate of seven percent (7%) per annum, compounded monthly, from the date of closing to the date of conversion ("Conversion Amount"). The number of shares of Common Stock of the Issuer to be received upon conversion will be determined by dividing the Conversion Amount by the Conversion Price, as defined below.

Conversion              Price: At the Investor's sole option, the Convertible is
                        convertible  into Common  Stock at the lower of: (i) one
                        hundred twenty percent (120%) of the average closing bid
                        price  for  the  five  (5)  trading   days   immediately
                        preceding the Closing Date (the "Fixed Price"); or eighty percent (80%) of the lowest closing bid price for the five (5) trading days immediately preceding the date of conversion (the "Future Price").

Security:               The  Issuer  will  grant  to the  Investor  a  perfected
                        security interest in the assets of the Issuer as evidenced by a UCC-1 filing. The Issuer will also deposit into escrow shares of Common Stock equal to five
                        (5) times the Gross Proceeds ("Escrow Shares").

Closing Date: The closing date will be the date on which definitive documents are signed by and between the Issuer and Investor ("Closing Date"). It is estimated that the Closing Date shall take place within a reasonable amount of time from the execution of this term sheet, notwithstanding any and all due diligence and documentation issues that can arise.

Disbursement:           The Gross  Proceeds  shall be disbursed,  subject to the
                        deduction of any and all fees, in equal installments as follows: one half (1/2) on the Closing Date and one half
                        (1/2) upon the filing of a registration statement as described herein.

Redemption:             The Issuer must redeem the  Convertible  upon  Maturity.
                        The   Issuer   shall   have  the  right  to  redeem  the
                        Convertible  at any time prior to  Maturity,  upon three
                        (3)  business   days  prior  written   notice,   any  or
                        all-outstanding   Convertible   remaining  in  its  sole
                        discretion. The redemption price shall be one hundred twenty percent (120%) of the face amount redeemed plus accrued interest, subject to the maximum amount of interest allowed to be charged by law. In the event the Issuer redeems the Convertible within one hundred eighty
                        (180) days of Closing, then the redemption price shall be one hundred ten percent (110%).

Registration:           Promptly,  but no later than thirty (30)  calendar  days
                        from  the  Closing   Date,   the  Issuer  shall  file  a
                        registration statement (on Form SB-2, or similar form) with the United States Securities & Exchange Commission
                        ("SEC") covering the shares of Common Stock and the shares of Common

                        Stock underlying the Convertible (the "Registration Statement"). The Issuer shall use its best efforts to ensure that such Registration Statement is declared effective within ninety (90) calendar days of the date of filing with the SEC. In the event the Registration Statement is not declared effective within ninety (90) calendar days, then the Issuer shall pay to the Investor in cash or shall issue to the Investor shares of the Issuer's common stock, at the Issuer's sole election, within three (3) business days from the end of the month, an amount equal to two percent (2%) per month of the outstanding principal amount of the Convertible as liquidated damages and not as a penalty. The Issuer shall keep the Registration Statement "Evergreen" for the life of the Convertible or until Rule 144(k) of the Securities Act of 1933, as amended, is available to the Investor, whichever is later. The Issuer shall retain, and pay at its sole expense, a law firm to file the Registration Statement from a list of approved law firms provided by the Investor.

Share Issuance:         At all times,  the Issuer  shall keep  available  Common
                        Stock  duly   authorized   for   issuance   against  the
                        Convertible including the Escrow Shares. If at any time,
                        the  Issuer  does  not  have   available  an  amount  of
                        authorized  and  non-issued  Common  Stock  necessary to
                        satisfy issuance of the Escrow Shares,  the Issuer shall
                        call and hold a special  meeting within thirty (30) days
                        of such  occurrence,  for the sole purpose of increasing
                        the  number  of  shares  of  Common  Stock   authorized.

                        Management of the Issuer shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of Common Stock authorized.

No Shorting:            Neither  the  Investor  nor its  affiliates  has an open
                        short position in the Common Stock of the Issuer, and the Investor agrees that it will not, and that it will cause its affiliates not to, engage in any short sales of, or hedging transactions with respect to the Common
                        Stock.

Banker's Fees: The Investor shall receive cash compensation equal to ten percent (10%) of the Gross Proceeds of the Convertible to be paid directly from escrow from Disbursement as described above.

Legal Fee: The Issuer agrees to pay a structuring fee of $10,000 in connection with this transaction upon execution of the Term Sheet. The Issuer shall bear all of its own legal and professional fees and expenses, including but not limited to those associated with the filing of its Registration Statement as contemplated herein.

Expenses:               The  Issuer  agrees  to  pay  to  a  non-refundable  due
                        diligence  fee of  $5,000  upon  execution  of the  Term
                        Sheet.

                     [SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

If the terms and conditions contained herein in this four (4) page Term Sheet as of the date first written above are satisfactory, then please sign as indicated below. We appreciate this opportunity to work with you on this investment.



                                    HIGHGATE HOUSE FUNDS, LTD.


                                    By:___________________________
                                    Name:  Adam S. Gottbetter
                                    Its:   Portfolio Manager



                                    StrikeForce Technologies, Inc.


                                    By:___________________________
                                    Name: Mark Kay
                                    Title:Chief Executive Officer